CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 9, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-40341 and 811-2192) of The Dreyfus Premier Third Century Fund, Inc.

                                        ERNST & YOUNG LLP


New York, New York
September 25, 2002